EXHIBIT 32

                                  CERTIFICATION
                                       OF
                           PRINCIPAL EXECUTIVE OFFICER
                                       AND
                           PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Dr. Kit Tsui, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Quarterly Report on Form 10-Q of Industries International, Inc. for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Industries International, Inc.

      I, Guoqiong Yu, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Industries International, Inc. for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Industries International, Inc.

By: /s/ Kit Tsui
    ------------
Dr. Kit Tsui, Chief Executive Officer

By: /s/ Guoqiong Yu
    ---------------
Guoqiong Yu, Chief Financial Officer

Date: May 14, 2004

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